Initials _____ June 25 2025 PERSONAL AND CONFIDENTIAL Catherine Schmelter RE: Employment Separation and Severance Perrigo Company Confidential Waiver and Release Agreement for U.S. Employees 1 Dear Triona: As a result of the elimination of your position, your employment with Perrigo Company will end October 31, 2025 (Executive’s Severance Date); you will have no continued employment opportunity with Perrigo. This U.S. Waiver and Release Agreement 1 (“the Agreement”) is entered into by and between Perrigo Company plc (“Perrigo” or “the Company”), and Catherine Schmelter (“you” or “Employee” or “Executive”). You will step down from your EVP and President of CSCA position on June 30, 2025 and move into an advisory role, assisting with the smooth transition of duties to others and helping with any special projects assigned by the CEO; your compensation and benefits, including but not limited to your base salary at the rate of $765,000 per annum, will remain unchanged through the Executive’s Severance Date. It is expected that you will continue to perform your job responsibilities in a satisfactory manner, using your best efforts to perform those responsibilities through your Severance Date. You must assist with any knowledge transfer needed, including training of others within the organization. Additionally, you must conduct yourself in accordance with the standards set forth by Perrigo’s policies and procedures, including policies set forth in Perrigo’s employee handbook. The determination of whether you are meeting the expected job requirements (including satisfactory performance of job responsibilities and conduct) shall be at the sole and absolute discretion of Perrigo. Perrigo will extend to Executive the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019 (the “Policy”). To be eligible to receive any benefits under the Policy, except as set forth below (i) Executive shall have executed and delivered this Agreement 1 to Company within the time period described in Section 24(d) below, (ii) Executive shall not have timely revoked this Agreement 1 in the manner described in Section 24(e) below, (iii) Executive shall have executed and delivered the agreement described in Section 25 below as “Agreement 2” to Company within the time period described in Section 25(a), and (b) Executive shall not have timely revoked Agreement 2 in the manner described in Section 25(c) below, in which event the severance pay described in Section 1 below will be paid as described in Section 1 below within 45 days following the end of the seven (7) day revocation period described in Section 25(c) below. Benefits available to Executive in exchange for Executive’s execution of both (A) this Agreement 1, and (B) the Supplemental Waiver and Release Agreement described in Section 25 below as “Agreement 2” which has been presented to Executive along with this Agreement 1, are summarized as follows: To be eligible to receive any benefits under the Policy, Executive must enter this Agreement 1 within 45 days of Executive’s Severance Date and not timely revoke it. Benefits available to Executive in exchange for this Agreement for Band EVP are summarized as follows: 1. Fifty-two (52) weeks of Executive’s ending base salary as of Executive’s Severance Date totaling the gross amount of $765,000. Severance will be paid in equal installments of $31,875.00, less applicable withholdings, at regularly scheduled payroll intervals, beginning with the first regularly scheduled payroll period following the expiration of the revocation period, and ending December 31, 2025. For the avoidance of any doubt, the remaining amount of the $637,500.00 after the equal installments paid through December 31, 2025, less applicable Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 2 Initials _____ withholdings, will be paid in a lump sum on January 15, 2026, following the expiration of the revocation period. The Company will withhold all required federal, state, and local taxes and FICA from this amount. 2. An incentive payment pro-rated based on the portion of the year that Executive was employed through the Severance Date and based on the actual incentive payout and Executive’s performance of her strategic objectives for 2025 to be paid at the regularly scheduled annual incentive payment date of February/March of the calendar year following Executive’s Severance Date. The Company will withhold all required federal, state, and local taxes and FICA from this amount. 3. If Executive is enrolled in the Perrigo Company Employee Welfare Benefits Plan at the Severance Date, Executive and/or covered family members are eligible for Company-paid group health continuation coverage under COBRA for the number of weeks for which severance is payable (notwithstanding that severance will be paid in a lump sum); provided, however, that the Company’s obligation to pay for COBRA continuation coverage shall cease at such time that the Executive becomes eligible to receive health care benefits under another employer-provided plan. Please refer to the Policy for further detail. Executive understands that Executive can exercise Executive’s rights to elect COBRA coverage without signing this Agreement; however, the Company will not pay for any such coverage if the Agreement is not signed and not timely revoked. See the attached Benefits At- A-Glance for contact information to begin this process. 4. Career transition assistance of up to $15,000 if begun within 60 days following your Severance Date. See the attached Benefits At-A-Glance for contact information to begin this process. 5. Your unvested equity awards outstanding under the Company’s Long-Term Incentive Plan will continue to vest for twenty-four (24) months from Executive’s Severance Date consistent with Section 12 of the Plan and an involuntary termination for economic reasons. Performance-based restricted stock units will vest based on actual performance at the end of their original performance periods if vesting within the twenty-four (24) months from Executive’s Severance Date consistent with Section 12 of the Plan and an involuntary termination for economic reasons. 6. The Company agrees to make a contribution to the Executive costs incurred in taking legal advice on the terms of this Agreement in the gross amount of $5,000.00. 7. General Release. In full consideration of Employee meeting the Conditions of Eligibility of the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019 (“the Policy”) and for the Severance Pay and Severance Benefits to be provided to Executive under the Policy, Employee voluntarily and knowingly releases and discharges the Company, its parents, subsidiaries and Affiliates, and their respective officers, directors, shareholders, employees, subsidiaries, divisions, parent companies, employee benefit plans and fiduciaries, both past and present (the “Released Parties”), from any and all claims, debts, suits or causes of action, known or unknown, based upon any fact, circumstance, or event occurring or existing at or prior to the Eligible Employee’s execution of the Waiver and Release Agreement, including, but not limited to, any claims or actions arising out of or during the Eligible Employee’s employment with the Company and/or separation of employment, including any claim under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., as amended Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 301 et seq., as amended, the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Civil Rights Act and any and all other federal, state or local laws, and any contract, tort, or common law claims now or hereafter recognized, including, without limitation, any claim of breach of contract, promissory estoppel, detrimental reliance, wrongful discharge, false imprisonment, assault, battery, intentional infliction of emotional distress, defamation, slander, libel, fraud, invasion of privacy, breach of the covenant of good faith and Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 3 Initials _____ fair dealing, breach of fiduciary duty, conversion, and tortious interference with any type of third-party relationship, as well as any and all damages that may arise out of any such claims, including, without limitation, claims for economic loss, lost profits, loss of capital, lost wages, lost earning capacity, emotional distress, mental anguish, personal injuries, punitive damages, or any future damages, and claims of retaliation of any nature, including, but not limited to, the anti-retaliatory provisions of the statutes identified in this Paragraph 5. “Affiliate” means any member of the group of corporations, trades or businesses or other organizations compromising the “controlled group” with the Company. 8. Exclusions from General Release. Excluded from the General Release above are any claims or rights which cannot be waived by law, including Executive’s right, if any, to workers’ compensation benefits (although Executive represents that Executive has reported all work-related injuries or illnesses, if any, that Executive suffered or sustained during employment with the Company), unemployment insurance benefits, or vested rights under any retirement plan. Executive understands that also excluded from the General Release is the right to file an administrative charge of discrimination (or similar charge) or to participate in any other type of state or federal investigation. However, by signing this Agreement Executive agrees that Executive is waiving any right to monetary or injunctive relief, recovery or reinstatement in connection with any such charge or investigation. 9. Confidential Information, Intellectual Property, and Company Property. Executive agrees to continue to abide by the terms and conditions of the Confidentiality Agreement entered into by Executive with the Company that is incorporated in its entirety into this Agreement by reference as well as the Confidential Information covenants in Article X of the Policy. 10. Return of Corporate Property and Records. Executive agrees to return to the Company, before commencement of payment of the severance, all of the Company’s property in Executive’s possession or control including Company credit cards and checks, Company provided computer and cell phone equipment, flash drives, keys, Company car, and all books, records, files, notes, pricing information, customer lists and other data and information pertaining to the business of the Company in any format, delivered to or obtained by Executive or otherwise developed by Executive in connection with the performance of duties as an employee of the Company and Executive further agrees to retain no copies of any such materials in Executive’s possession or control. 11. Ownership of Claims. Executive represents that Executive has not transferred or assigned, or purported to transfer or assign, to any person or entity, any claim described in this Agreement. Executive further agrees to indemnify and hold harmless the Company against any and all claims based upon, arising out of, or in any way connected with any such actual or purported transfer or assignment. 12. Executive Acknowledgements. Executive further agrees that Executive is not aware of any job injury or illness for which Executive has not already filed a claim. Executive represents that Executive has not filed any action, claim, charge, or complaint against the Company with any local, state, or federal agency or court. 13. Complete Defense. Executive understands and agrees that this Agreement 1 may be pled as a complete defense to and provides the basis for summary dismissal of any claim or entitlement released and waived by this Agreement which may be asserted in any suit or claim by the Executive against the Company, or those persons or entities released in this Agreement. 14. Resignation of Officer Positions. Effective as of June 30, 2025, the Executive hereby resigns from her position on the Executive Leadership Committee of the Company. Effective on June 30, 2025, the Executive hereby resigns from any other position she holds with any of the Company's affiliates. While the Parties agree that such resignations are intended to be self-effectuating, the Executive further agrees to execute any documentation the Company determines necessary or appropriate to facilitate such resignation. Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 4 Initials _____ 15. Cooperation. Executive agrees to be truthful in any and all investigations or statements regarding the Company and to provide reasonable assistance to the Company and its advisors, at times reasonably agreeable to Executive, with any audit, investigation or any regulatory or judicial proceeding, litigation or administrative proceedings relating to events occurring during Executive’s employment with the Company, as to which she has knowledge, including, but not limited to, any matters upon which Executive was working at the time of Executive’s separation. Executive shall also be available, at times reasonably agreeable to Executive, to the Company for any meetings or conferences the Company deems necessary in preparation for the defense or prosecution of any such proceedings, including, but not limited to, interviews and factual investigations, affidavits, and appearing at the reasonable request of the Company to give testimony without the required services of a subpoena or any other legal process. The Company shall reimburse Executive for reasonable out-of-pocket costs and expenses (including travel, lodging and meals) incurred by Executive while Executive’s services are being utilized by the Company pursuant to this Section, subject to reasonable documentation and compliance with the standard expense reimbursement policy of the Company. 16. Indemnification. The Company and its Affiliates shall indemnify Executive and hold Executive harmless to the fullest extent permitted by the laws the State of Michigan, against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with the Company and its Affiliates. The Company and its Affiliates shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment or non-employment service as a director or officer, as applicable, in the same amount and to the same extent as the Company and its Affiliates cover their other officers and directors. These obligations shall survive the termination of Executive’s employment with the Company and its Affiliates. If any investigation occurs or proceeding is brought or threatened against Executive in respect of which indemnity may be sought against the Company or its Affiliates pursuant to the foregoing, Executive shall notify the Company promptly in writing of the institution of such investigation or proceeding and the Company or its Affiliates shall assume the defense thereof and the employment of counsel and payment of all fees and expenses; provided, however, that if Executive or the Company deems a conflict of interest exists between the Company or its applicable Affiliate and Executive such that it is not legally practicable for the Company or its applicable Affiliate to assume Executive’s defense, Executive shall be entitled to retain separate counsel reasonably acceptable to the Company or its applicable Affiliate and the Company or its applicable Affiliate shall assume the obligation for, and shall make direct payment of all reasonable fees and expenses to, such counsel. Nothing herein shall be interpreted to reduce, diminish, or waive Executive’s indemnification in place on the date before her separation; this provision shall be read solely to continue those existing rights. 17. Non-disparagement. Executive shall not, directly or indirectly or through an agent, in any manner, publicly or privately (including through social media), disparage or impugn the reputation or character of the Company, including its management, products, services, and/or the Executive’s treatment by the Company. Executive will be responsible for any breach of this section caused by Executive, Executive’s attorneys, family members, representatives and agents. This covenant shall not be construed to interfere with Executive’s enforcement of this Agreement, pursuit of legal rights or claims not covered by the General Release in this Agreement, or ability to testify truthfully under oath pursuant to a subpoena, other legal process, or government investigation. The Company also agrees that the Executive Leadership Team of the Company and the Board of Directors of Perrigo Company PLC shall not, directly or indirectly or through an agent, in any manner, publicly or privately (including through social media), disparage or impugn the reputation or character of the Employee in any way so long as they are employed by the Company, and that the Company will be responsible for any breach of this section by any member of the ELT or the Board of Directors. Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 5 Initials _____ 18. Section 409A. (a) General. To the extent required by applicable law, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time (collectively, “Section 409A”). It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A. To the maximum extent permitted by applicable law, the amounts payable to Executive under this Agreement shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals). For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A. All payments to be made upon a termination of employment under this Agreement may only be made upon a "separation from service" under Section 409A to the extent necessary in order to avoid the imposition of penalty taxes on the Executive pursuant to Section 409A. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that the Executive executes the Release) shall be paid in the later taxable year. (b) Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement shall be made in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive's lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if (i) the Executive is considered a “specified employee” for purposes of Section 409A (as determined in accordance with the methodology established by the Company and its affiliates as in effect on Executive’s Severance Date) and (ii) the deferral of the commencement of any payments or benefits otherwise payable hereunder or pursuant to any other agreement with the Company as a result of such termination of employment is necessary in order to prevent any prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A that is otherwise due to the Executive under this Agreement during the six-month period immediately following the Executive's separation from service (as determined in accordance with Section 409A) on account of the Executive's separation from service shall be accumulated and paid to the Executive on the first business day of the seventh month following his separation from service (the “Delayed Payment Date”). If the Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of the Executive's death. For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A(b)(9)(iii) to the extent set forth in this provision. (d) All payments to Executive under this Agreement are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions. Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 6 Initials _____ 19. User IDs and Passwords. Immediately upon Company’s request, Executive agrees to provide all User IDs and Passwords used by Executive, and of any other party of which Executive is aware, to access Company ESI on Company computers, electronic devices, and software. 20. Re-employment. Executive agrees that Executive will disclose the existence of this Agreement in writing to the Company or its parent, subsidiaries and affiliates, should Executive ever seek employment with the Company or its parent, any subsidiary or affiliate in the future. Executive also agrees that this Agreement constitutes a legitimate, nondiscriminatory reason to decline to hire Executive, or to terminate Executive’s employment should Executive fail to disclose this Agreement as required above; provided, however, that this paragraph shall not apply in the event that the Company acquires, merges with or becomes affiliated with an entity at which Executive is then employed or to which Executive is providing services. 21. Miscellaneous. (a) In the event of Executive’s death, this Agreement 1 is personal to and non-assignable by Executive but is binding upon Executive’s heirs and estate and the Executive’s estate shall be entitled to the continued payment of any severance benefits remaining under Article V of the Policy; (b) This Agreement 1 is assignable by and is binding upon the Company’s successors and assigns but such assignment shall not relieve the Company of its obligations hereunder; (c) This Agreement 1 and Agreement 2 are the entire agreement between the parties regarding Executive’s separation of employment with the Company and supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement, except as specifically noted in Agreement 1 and Agreement 2; (d) No modification of this Agreement 1 shall be valid unless it is in writing and signed by both parties; (e) This Agreement 1 in no way shall be construed as an admission by the Company that it acted wrongfully toward Executive or that Executive has any rights against the Company for any wrongful action; (f) By executing this Agreement 1, Executive acknowledges that Executive’s employment has been at- will and that no one has made Executive promises relating to the length of Executive’s employment with the Company and that no one has promised Executive any future employment with the Company or any of its affiliates; (g) If any part of this Agreement 1 is found to be unenforceable, the other provisions shall remain fully valid and enforceable. 22. Default. If Executive fails to comply with the terms of this Agreement and those incorporated by reference, the Company shall have the right to withhold payment of any Severance Pay and Severance Benefits owing to or that may become owing to Executive under the Policy, provided that Executive receives at least $25,000, which is attributable to Executive’s waiver of any ADEA claims. In the event of default by Executive in complying with the terms of this Agreement and those incorporated by reference, the Company will provide written notice to Executive which describes in reasonable detail the alleged default. Executive will have seven (7) calendar days to cure such default. If the Executive fails to cure the default, the Company shall have the right to pursue (i) such legal remedies as may be available to it to recover from Executive any damages suffered by the Company as a result of such default, and/or (ii) an appropriate action in equity, including an action for injunctive relief, as may be appropriate under the circumstances to protect itself against such default. If Executive prevails in a final order by a court that she did not breach the Agreement, then the Company will be responsible for Executive’s reasonable attorney fees incurred Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 7 Initials _____ in connection with such enforcement action. Regardless of any default rights exercised by the Company under this Section of this Agreement, the Agreement itself shall continue to be in full force and effect and be fully binding on Executive. Executive acknowledges that the existence of any claim or cause of action against the Company by Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions and provisions contained in this Agreement. 23. Governing Law. This Agreement shall in all respects be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to state law, the internal laws of the State of Michigan shall apply, without regard to choice of law principles. 24. Acknowledgements. In signing this Agreement 1, Executive acknowledges that: (a) The Company has not provided Executive with any tax advice, and Executive is solely responsible for the tax consequences of compensation provided under this Agreement 1 or under any Company benefit plan; (b) Executive has signed this Agreement 1 voluntarily and knowingly in exchange for the consideration described in this Agreement and the Policy, which Executive acknowledges as adequate and satisfactory and beyond that to which Executive is otherwise entitled; (c) Executive is advised by the Company to consult with an attorney before signing this Agreement 1; (d) Executive has at least forty-five (45) days in which to consider the Agreement 1 and that Executive has signed on the date indicated below after concluding that this Agreement is satisfactory; (e) Executive is advised by the Company that this Agreement 1 shall not become effective or enforceable until seven (7) days after Executive’s execution of this Agreement, provided that the Agreement 1 is not timely revoked in accordance with this paragraph. Executive also understands that Executive may revoke this Agreement 1 during the seven (7) day period. To be effective, Executive’s revocation must be in writing and delivered to Kimberly Shriver, Vice President, Global Total Rewards, Attn: Tami Kern, Human Resources Department, 515 Eastern Ave., Allegan, Michigan 49010 within the seven (7) day revocation period. Executive understands that seven (7) days after Executive’s execution of this Agreement 1, this Agreement 1 will become effective and enforceable without any further affirmative action by either Executive or the Company; (f) that neither the Company nor any of its agents, representatives, Executives, or attorneys, have made any representations to Executive concerning the terms or effects of this Agreement 1 other than those contained in this Agreement; and (g) Executive has received a copy of the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019. 25. Execution and Delivery of Agreement 2. Executive acknowledges that: (a) Executive will execute and deliver to the Company the Supplemental Waiver and Release Agreement which has been presented to Executive along with this Agreement 1 (“Agreement 2”) no earlier than November 1, 2025 and no later than December 15, 2025; (b) Executive agrees that this provides her at least forty-five (45) days after the Executive’s Severance Date in which to consider, and to execute and deliver to the Company, Agreement 2; Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13

Personal & Confidential Catherine Schmelter June 25, 2025 Page 8 Initials _____ (c) Executive is advised by the Company to consult with a lawyer before executing Agreement 2 and that Agreement 2 shall not become effective or enforceable until seven (7) days after Executive’s execution of Agreement 2, provided that Agreement 2 is not timely revoked in accordance with this paragraph. Executive also understands that Executive may revoke Agreement 2 during the seven (7) day period. To be effective, Executive’s revocation must be in writing and delivered to Kimberly Shriver, Vice President, Global Total Rewards, Attn: Tami Kern, Human Resources Department, 515 Eastern Ave., Allegan, Michigan 49010 within the seven (7) day revocation period. Executive understands that seven (7) days after Executive’s execution of Agreement 2, Agreement 2 will become effective and enforceable without any further affirmative action by either Employee or the Company. Please contact Anne Blake-Dreher, Vice President and Assistant General Counsel, 269-251-2444, if you have any questions. On behalf of Perrigo, I thank you for your service and wish you the best in your future endeavors. Sincerely, PERRIGO COMPANY, PLC By: Kimberly Shriver Kimberly Shriver Its: Vice President, Global Total Rewards I have read this Perrigo Company Confidential Waiver and Release Agreement I for U.S. Employees and I understand all of its terms. I enter into and sign this Perrigo Company Confidential Waiver and Release Agreement for U.S. Employees knowingly and voluntarily, with full knowledge of what it means. Date: Catherine Schmelter PLEASE RETURN TO: Tami Kern Human Resources Department Perrigo Company plc 515 Eastern Avenue Allegan, MI 49010 tamara.kern@perrigo.com Docusign Envelope ID: 6379096E-8F9D-47C6-B0DD-F6111590CB13 30-Jun-2025 | 11:20 BST